                                                                   EXHIBIT 10.29

                                                             MILLARD-WAYNE, INC.

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                                      AND
                         ESCROW AGREEMENT ("AMENDMENT")


         The undersigned SHAREHOLDERS and AMERICAN MEDCARE CORPORATION have entered into a Stock Purchase Agreement ("Agreement") and an Escrow Agreement with GLASS, MCCULLOUGH, SHERRILL & HARROLD, LLP, as escrow agent, pursuant to which certain closing documents were being held in escrow pending the pricing of the Common Stock of InfoCure Corporation, pursuant to Registration Statement on Form SB-2, No. 333-18923.

         WHEREAS, the parties wish to amend the agreements to extend the time for the consummation of the transactions contemplated in the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. Paragraph 2.6 is amended by deleting the paragraph in its entirety and substituting the following in lieu thereof:

                                  "(a)     If the consolidated stockholders'
                          equity of the Company as of the Closing Date determined in accordance with GAAP but consistent with the basis on which the Financial Statements referred to in paragraph 3.2 were prepared (i) is less than $122,098 ("Net Worth Shortfall"), the stock portion of the Purchase Price shall be decreased by the amount of the Net Worth Shortfall (based on the price per share at the Public Offering); or (ii) is greater than $122,098 ("Net Worth Increase"), the stock portion of the Purchase Price shall be increased by the amount of the Net Worth Increase (based on the price per share at the Public Offering); otherwise the Purchase Price shall not be adjusted by this paragraph 2.6. For periods during which the Company pays income taxes on a cash basis, there shall be accrued a deferred liability for taxes payable by reason of such election to be taxed on a cash basis versus an accrual basis."

                                  "(b)     The parties shall use their best
                          efforts to estimate the amount of the net worth adjustment on or prior to the Closing and the Purchase Price as of the Closing will reflect such tentative adjustment which will be subject to further adjustment pursuant to the provisions of paragraph 2.6(a). Any adjustments shall be made by increasing or decreasing, as applicable, the stock portion of the Purchase Price (based on the price per share at the Public Offering).

                                  "(c)     Buyer shall cause, as its expense, a
                          balance sheet of the Company as of the Closing to be prepared and completed within ninety (90) days after the Closing. As soon as such financial statement is available to Buyer, Buyer shall deliver to Shareholders the financial statement. Shareholders shall have thirty (30) days to review and object to the balance sheet. Any disagreements as to the amounts of any adjustment to be made to the balance sheet, if not mutually resolved, shall be resolved as provided in paragraph 9.5, except that the arbitrator(s) shall be person(s) experienced in financial and accounting matters. Upon the final resolution of the financial statement as of the Closing, the final net worth adjustment shall be made to the stock portion of the Purchase Price (after consideration of any estimated net worth adjustment previously made pursuant to subparagraph 2.6(b)) and the amount of shares for any remaining further adjustment (based on the price per share at the Public Offering) shall be immediately delivered by the Shareholders to Buyer, or by the Buyer to the Shareholders, as appropriate.

         2.       (a)     Paragraph 2.7(a) is amended by deleting the
                  first six lines thereof commencing with "195,750 shares" and ending with "for each year" in its entirety and substituting the following in lieu thereof:

                                  "(a)     195,750 shares of common stock of
                          Buyer plus one-half of the shares withheld from Shareholders pursuant to Paragraph 2.6(c) in the event of a Net Worth Shortfall, if any, (collectively, the "Adjustment Shares") shall be earned and payable to the Shareholders each year (an aggregate of two times the number of Adjustment Shares) if either the total revenues or operating profits of the Company and the Health Care Division, Inc. ("HCD") combined equal or exceed the applicable amount set forth below for each year:"

                  (b) The term "Fiscal Year, 1998 and 1999" set forth in the schedule set forth in paragraph 2.7(a) shall mean the twelve-month periods ending July 31, 1998 and 1999, respectively. Paragraph 2.7(b) is amended by substituting July 31, 1998 and July 31, 1999 in lieu of January 31, 1998 and January 31, 1999.

         3. Paragraph 12.1, Termination and Abandonment, of the Agreement is hereby amended by substituting June 30, 1997 in lieu of April 15, 1997, as set forth in subparagraphs (b), (c) and
                  (d) of paragraph 12.1.

         4.       The Escrow Agreement is amended by substituting June
                  30, 1997 in lieu of April 15, 1997, and July 1, 1997
                  in lieu of April 16, 1997 except that upon the request of counsel for the Company or the Shareholders, the legal opinion(s) held in escrow shall be released to such counsel.

         5. With respect to the shares of common stock of Buyer to be received pursuant to the Agreement, the Shareholder of such shares shall execute and deliver to the underwriters and the Buyer an agreement ("Standstill Agreement") that the holder of said shares will not sell or otherwise transfer the shares for six (6) months after the Closing. The Standstill Agreement shall be in the same form as that executed by the President of Buyer.

         6. Except as herein specifically provided, the parties hereto reaffirm the terms and conditions of the Agreement and Escrow Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 5th day of May, 1997.

                                      AMERICAN MEDCARE CORPORATION



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
                                      SHAREHOLDERS:



                                      -----------------------------------------
                                      Name:
                                           ------------------------------------



                                      -----------------------------------------
                                      Name:
                                           ------------------------------------



                                      GLASS, MCCULLOUGH, SHERRILL &
                                      HARROLD, LLP


                                      By:
                                         --------------------------------------
                                               Partner





                                       3